Facility Agreement for the IGT Group
Date:
Parties:          THE COMPANIES NAMED IN ITEM 1 OF SCHEDULE 1
                  (each a "Group Member")

                  NATIONAL AUSTRALIA BANK LIMITED
                  (ACN 004 044 937) having an
                  office at Level 25, National
                  Australia Bank House, 255 George
                  Street, Sydney, NSW 2000
                  ("Bank").

Recitals:
             A. The Bank has agreed at the request of the Group to provide and/or to continue to provide Facilities to the Group.

             B. This agreement is entered into by the Group in consideration of that agreement.

Operative provisions:

1.   Interpretation
             1.1 The following words have these meanings in this agreement unless the contrary intention appears.

                  Accounting Standards means the accounting standards prescribed under the
                  Corporations Law, schedule 5 to
                  the Corporations Regulations and,
                  where not inconsistent with those
                  accounting standards and that
                  schedule, generally accepted
                  principles and practices in
                  Australia consistently applied by
                  the Group as between Group
                  Members and over time, except if
                  (and to the extent that) the Bank
                  may otherwise agree  in writing
                  with the Australian Parent from
                  time to time.

                  Accounts means profit and loss
                  accounts and balance sheets
                  together with statements, reports
                  and notes (including, without
                  limitation, directors' reports
                  and auditors' reports (if any))
                  attached to or intended to be
                  read with any of those profit and
                  loss accounts or balance sheets.

                  Acquisition Date means the date
                  on which an asset is acquired by
                  the Group and/or the date on
                  which a company or other entity
                  becomes a New Group Member.

                  Acquisition Facility means the
                  Facility described in clause
                  2.1(b).

                  Annual Accounts means the audited
                  Accounts of the Australian
                  Parent, and the audited
                  consolidated Accounts of the
                  Group, for each Financial Year.

                  Application for Finance means a
                  document called "Application for
                  Finance" prepared by the Group
                  and submitted to the Bank in
                  December 1997, relating to the
                  provision of financial
                  accommodation.

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Auditors means the auditors of the Group from
time to time.

Australian Group means the corporate group formed by the Australian Parent and its consolidated subsidiaries.

Australian Parent means the company named at
item 2 of schedule 1.

Authorised Officer means:

(a) in the case of the Bank, a director, secretary or an officer whose title contains the word "manager" or a person performing the functions of any of them; and

(b) in the case of a Group Member or a Security Provider, a person appointed by that Group Member or that Security Provider to act as an Authorised Officer under the Documents to which it is a party.

Benchmark Rate means the Bank's Benchmark
Rate as advertised from time to time in the Australian Financial Review.

Bill has the same meaning as in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing or acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that act.

Break Costs means any liability, loss, costs, charges or expenses arising from:

(a) the Bank terminating or varying any contractual arrangements under which the Bank has borrowed or contracted for funds, or which the Bank has used to fund any amount payable under the Documents; or

(b) the Bank terminating or varying any Treasury Transaction which the Bank has entered into with, or for the account of, the Group.

Business Day means a day (not being a
Saturday or a Sunday) on which banks are open for general banking business in Sydney.

Certificate of Compliance by Security Provider means a certificate in the form of schedule 6.

Conditions Precedent means each of the items listed in schedule 2.

Contingent and/or Unmatured Obligations means all contingent and/or unmatured obligations of the Group from time to time including without limitation:

(a) the face amount of any Bank Guarantees issued by the Bank at the request of the Group, and which are outstanding from time to time;

(b) the face amount of any Bill or other negotiable instrument endorsed, discounted or accepted by the Bank at the request of the Group, and which are outstanding from time to time; and

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(c)  the net amount which would be payable on any date by the
     Group to the Bank under any Treasury Transaction between the Group and the Bank, calculated as if the Treasury Transaction was terminated on the date at which the calculation is made.

                  Debtor means, in relation to a Group Member, each other Group Member and each person named as a New Group Member under clause 21, and:

                  (a) is a reference to them jointly, each of them severally and to any two or more of them jointly; and

                  (b) is a reference to each such person in its personal and any trustee capacity.

                  Deed of Release means a document substantially in the form of schedule 5.

                  Documents means:

                  (a)  this agreement;

                  (b)  the Security;

                  (c)  each other instrument described in item 4 of schedule 1;

                  (d) any instrument which a Group Member or a Security Provider acknowledges to be a Document and any other instrument connected with any of them,

                  and includes:

                  (e) any letter from time to time issued by the Bank to a Group Member; and

                  (f)  any other document executed by a Group Member

                  setting out or varying or supplementing the terms of any Facility or the terms of any Document.

                  Dollars, $ and $A means the
                  lawful currency of Australia.

                  Encumbrance means any Security
                  Interest, notice under sections
                  218 or 255 of the Income Tax
                  Assessment Act 1936 (Cwlth) or
                  under section 74 of the Sales
                  Tax Assessment Act 1992 (Cwlth)
                  or under any similar provision
                  of a State, Territory or
                  Commonwealth law, assignment of
                  income or monetary claim, and
                  any agreement to create any of
                  them or allow them to exist.

                  Event of Default has the meaning
                  given to it in clause 14.

                  Facility means each facility
                  granted by this agreement, as
                  amended in writing between the
                  Bank and a Group Member from
                  time to time, and Facilities
                  means all or any of them.

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                  Facility Schedule means each schedule so
                  described, forming part of this agreement.

                  Financial Undertaking means each undertaking set out in paragraph 1 of schedule 3.

                  Financial Year means each period of 12 months ending on 30 September.

                  Foreign Currency means any foreign currency approved by the Bank from time to time.

                  Former Group Member means, subject to clause
                  22, a Group Member in respect of which the Bank has executed a Deed of Release.

                  Group means the corporate group formed by the Group Members and each Group Member, jointly and severally, as the context requires.

                  Group Member means the Australian Parent, each other Group Member and each New Group Member, but does not include a Former Group Member.

                  Guarantee and Indemnity means the interlocking guarantee and indemnity set out in clauses 15 to 17 and related provisions.

                  Guaranteed Money means all amounts which at any time for any reason or circumstance in connection with any agreement, transaction, engagement, document, instrument (whether negotiable or not) event, act, omission, matter or thing whatsoever, whether at law, in equity, under statute or otherwise (and whether or not of a type within the contemplation of the parties at the date of the Guarantee and Indemnity):

                  (a)  are payable, are owing but not currently payable, are contingently owing, or remain unpaid by the Debtor to the

                       Bank; or

                  (b)  have been advanced or paid by the Bank:

                        (i)  at the express or implied request of the Debtor; or

                        (ii) on behalf of the Debtor; or

                  (c) have been advanced or paid by the Bank or which the Bank is liable to pay by reason of any act or omission of the Debtor.


                  This definition applies:


                        (i) irrespective of the capacity of the Debtor or the Bank;

                        (ii) whether the Debtor or Bank is liable as principal
                             debtor or surety or otherwise;

                        (iii)whether the Debtor is liable alone, or jointly, or
                             jointly and severally with another person;

                        (iv) whether the Bank is the original obligee (or an
                             assignee of the Guaranteed Money with the consent or awareness of the Debtor); and

                        (v) whether the Bank is the original obligee or an assignee of the original obligee and whether or not the Group Member or Debtor consented to or was aware of the assignment.

                  Guarantor means each person named in schedule 1 as the Group Member and each person who joins this guarantee under clause 21 but does not include a person who is released from the Guarantee and Indemnity. When two or more persons are named, a reference to "Guarantor" is a reference to them jointly and each of them severally.

                  Half-Yearly Accounts means the unaudited unconsolidated Accounts of the Australian
                  Parent and each Group Member for the 6 months ending 31 March in each year.

                  Hedging Undertaking means the undertaking described as such in schedule 3.

                  Increased Costs Event means either:

                  (a) the introduction or commencement (after the date of this agreement) of, or any change in, or in the interpretation, application or administration of; or

                  (b) the compliance by, or a change in the method of compliance by the Bank, with,

                  any law, regulation, order, official policy, directive, request, requirement or guideline of any central bank or government or any governmental, fiscal, monetary, supervisory or other authority, whether or not having the force of law but if not having the force of law, compliance with which is in accordance with prudent banking practice (including, without limitation, any form of reserve requirement, statutory reserve deposit, special deposit, variable deposit ratio, capital adequacy ratio, equity ratio, liquidity ratio, liabilities ratio or other requirement or restriction).

                  Insolvency Event means the happening of any of these events:

                  (a) an order or an order is made that a Group Member or a Security Provider be wound up, or an application is made to a court for such an order (other than an application which the Bank is satisfied is frivolous or vexatious, or which is refused, dismissed or stayed within 14 days); or

                  (b) a liquidator or provisional liquidator is appointed in respect of a Group Member or a Security Provider, or an application is made to a court for such an order (other than an application which the Bank is satisfied is frivolous or vexatious, or which is refused, dismissed or stayed within 14 days); or

                  (c) except to reconstruct or amalgamate while solvent, on terms approved by the Bank, a Group Member or a Security Provider enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; or

                  (d) a Group Member or a Security Provider is wound up or dissolved or resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Bank; or

                  (e) a Group Member or a Security Provider is or states that it is unable to pay its debts when they fall due; or

                  (f) as a result of the operation of section 459F(1) of the Corporations Law, a Group Member or a Security Provider is taken to have failed to comply with a statutory demand ; or

                  (g) a Group Member or a Security Provider takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a Group Member or a Security Provider; or

                  (h) a person becomes insolvent under administration as defined in section 9 of the Corporations Law or action is taken which could result in that event; or

                  (i) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

                  Joinder Certificate means a certificate
                  substantially in the form of schedule 4

                  executed by the Australian Parent on behalf

                  of the Group, and by the Bank and the New

                  Group Member.

                  Limit means:

                  (a)  in relation to the Multi-option Facility, A$30,000,000;

                  (b)  in relation to the Acquisition Facility, A$120,000,000;
                       and
                  (c) in relation to the Transactional Facility, A$2,000,000, each as reduced from time to time in accordance with this agreement.

                  Money Outstanding means all obligations and liabilities of the Group to the Bank whether or not then due and payable and includes the amount of any Contingent and/or
                  Unmatured Obligations of the
                  Group to the Bank.

                  Multi-option Facility means the
                  Facility described in clause
                  2.1(a).

                  Negative Pledge means the undertaking
                  described as such in schedule 3.

                  New Group Member means, subject to clause 21, a company or other entity which after the date of this agreement becomes owned or controlled by a Group Member.

                  Olympic means Olympic Amusements Pty Limited
                  (ACN 005 903 606) trading as Olympic Video
                  Gaming.

                  Permitted Security Interest means:
                  (a)  each Security;
                  (b) any Security Interest existing at the date of this agreement and described in item 5 of schedule 1;
                  (c) any Security Interest notified by the Bank to the Australian Parent as being a Permitted Security Interest for the purpose of this agreement;

                  (d) any Security Interest over any asset acquired by the Group after the date of this agreement, which exists at the Acquisition Date, provided that the Security Interest was not entered into in contemplation of the acquisition;

                  (e) any Security Interest over any of the assets or revenues of a New Group Member, which exists at the Acquisition Date, provided that the Security Interest was not created in contemplation of it becoming a New Group Member; and

                  (f) any lien arising in the ordinary course of business of a Group Member, where:

                        (i)  the relevant amount is not yet due; or
                        (ii) the Group Member is not in default of its
                             obligations which gave rise to the lien; or
                        (iii)the relevant amount is being contested in good
                             faith by appropriate proceedings; and
                  (g) any title retention arrangements relating to the acquisition of trading stock by the Group, arising in the ordinary course of business, where:

                        (i)  the relevant amount is not yet due; or

                        (ii) the Group is not in default of its obligations in
                             relation to it; or

                        (iii)the relevant amount is being contested in good
                             faith by appropriate proceedings.

                  Related Entity of an entity means another entity which is related to the first within the meaning of section 50 of the Corporations

                  Law or is in any economic entity (as defined in any approved accounting standard) which contains the first.

                  Potential Event of Default means an event omission or circumstance which if not rectified, resolved or settled would result in the occurrence of an Event of Default.

                  Repayment Date in respect of a Facility means the date specified in the relevant Facility Schedule as the repayment date or expiry date, or a later date agreed between the Bank and the Australian Parent.

                  Security means each instrument or transaction described in item 3 of schedule 1 and any instrument or Security Interest at any time collateral to any of them, and any other instruments or documents from time to time held by the Bank securing the obligations of a Group Member to the Bank under the Documents.

                  Security Interest means any bill of sale (as defined in any statute), mortgage, charge, lien, pledge, hypothecation, title retention arrangement , trust or power, as or in effect as security for the payment of a monetary obligation or the observance of any other obligation, and includes any arrangement with any creditor under which the claims of that creditor may be satisfied prior to any other creditor, or may be satisfied with (or from the proceeds of) any present or future property, asset or revenue of the Group.

                  Security Provider means each person who gives a Security (whether or not that person is a Group Member).

                  Subordinated Debt Cover means the amount of A$30,000,000 described in Specific Condition Precedent 4(i) in schedule 2, as reduced in accordance with the Subordination Agreement.

                  Subordination Agreement means an agreement in form and substance satisfactory to the Bank by which the US Parent agrees to lend money or invest quasi-equity into the Group on terms where the US Parent's rights to receive interest or other return on investment, and principal, are subordinated to the rights of the Bank.

                  Subsidiary of an entity means another entity which is a subsidiary of the first within the meaning of part 1.2 division 6 of the Corporations Law or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard.

                  Taxes means taxes, levies, imposts,
                  deductions, charges, withholdings and duties imposed by any authority (including, without limitation, stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them), except if imposed on the overall net income of the Bank.

                  Transactional Facility means the Facility described in clause 2.1(c).

                  Treasury Transaction includes, without
                  limitation, any interest rate or currency forward rate agreement, swap, financial option, futures contract, currency exchange agreement, and any similar type of interest rate or currency risk management or forward purchase or sale agreement.

                  US Parent means International Game
                  Technology.

          1.2  In this agreement unless the contrary intention appears:

                  (a) a reference to this agreement or another instrument includes any variation or replacement of any of them; and
                  (b) a reference to an agreement includes any guarantee, undertaking, deed or legally enforceable arrangement whether or not in writing and a reference to a document includes an agreement in writing, a certificate, notice, instrument or document of any kind; and
                  (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; and

                  (d)  the singular includes the plural and vice versa; and

                  (e) the word "person" includes a firm, body corporate, an unincorporated association or an authority; and

                  (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns; and

                  (g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally; and

                  (h) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally; and

                  (i) a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually; and

                  (j) a reference to any accounting term will be interpreted (and calculated) in the manner required by the Accounting Standards; and

                  (k) the schedules to this agreement form part of it and a reference to this agreement includes the schedules.

Headings
             1.3 Headings are inserted for convenience and do not affect the interpretation of this agreement.

Repay and prepay
             1.4  Repay and cognate expressions includes:

                  (a) in relation to any Facility where the accommodation is made available by the acceptance and/or discount of Bills, the retirement of Bills in the relevant amount on a Rollover Date, and the payment to the Bank on the relevant date of all amounts owing to it in relation to those Bills, in accordance with this agreement;

                  (b) in relation to any Facility where the accommodation is made available by the issuance of a letter of credit or bank guarantee, the retirement of letters of credit and/ or bank guarantees of the relevant face value and the payment to the Bank on the relevant date of all amounts owing to it in relation to those instruments, in accordance with this agreement, or the payment to the bank of cash collateral in respect of unexpired instruments in the relevant amount.

             1.5  Prepay and cognate expressions includes:

                  (a) in the case of Bills outstanding, the deposit with the Bank of an amount equal to the face value thereof, which amount will be held in an interest-bearing account by the Bank, and applied towards meeting maturing Bills; and

                  (b) in the case of standby letters of credit, bank guarantees and documentary letters of credit outstanding, either the return to the Bank of the relevant instrument (which the Bank must then cancel) or else the deposit with the Bank an amount equal to the face value thereof, which, amount will be held in an interestbearing account by the Bank, and applied towards meeting amounts drawn under the standby letters of credit, bank guarantees or documentary letters of credit.

Amendments
           1.6    This agreement may not be amended, nor may a New Group
                  Member be added or a Group Member released, without the prior written consent of the US Parent.


2.   The Facilities

The Facilities
             2.1  The Bank grants the following facilities:

                  (a) Multi-option Facility: to each Group Member, a revolving Multi-option Facility with a global limit of A$30,000,000 comprising:

                        (i)  an overdraft facility, on the terms set out in
                             schedule 8;

                        (ii) a bill acceptance and discount facility on the
                             terms set out in schedule 9;

                        (iii)a letters of credit/guarantees by bank facility on
                             the terms set out in schedule 10; and

                        (iv) an equipment leasing facility, on terms to be
                             agreed between the Australian Parent and the Bank in writing from time to time (which agreement does not require the prior written consent of the US Parent, despite clause 1.6); and

                  (b) Acquisition Facility: an Acquisition Facility with a limit of A$120,000,000, on the terms set out in schedule 11; and

                  (c) Transactional Facility: a Transactional Facility as described in schedule 12, on the terms set out in that schedule.
Uncommitted Facilities
             2.2 The Bank may in its discretion grant to each Group Member uncommitted treasury facilities on such terms as the Bank sees fit.

Use of Facilities
             2.3 If a Group Member wants to use a Facility it may only do so in accordance with the terms applicable to that Facility.

Limits
             2.4 No Facility may be utilised if the Money Outstanding in relation to that Facility exceeds or would exceed the Limit for that Facility. To avoid doubt, the Limit of A$30,000,000 in relation to the Multi-option Facility is a global limit and applies in respect of the aggregate Money Outstanding under the sub-facilities described in clause 2.1(a)(i), (ii), (iii) and (iv).

Availability of Multi-option Facility subject to annual review
             2.5 The Group acknowledges that the Bank will review the Multi option Facility annually. As a result of that review, the Bank may decide to:

                  (a)  discontinue that facility, in whole or in part; and/or

                  (b)  change the pricing relating to that facility; and/or

                  (c) require further or additional security in relation to that facility; and/or

                  (d) otherwise vary the terms on which that facility is made available.

                  If the Bank decides any of those things, it will notify the Group in writing a reasonable time after completion of the review ("Review Notice"). Subject to clause 1.6, the Group must comply with a Review Notice in the time required by the Bank or, at its option, the Group may cancel the Multi-option Facility and prepay all Money Outstanding in respect of it within 14 days after receiving the Review Notice. So long as no Event of Default occurs, the Bank will not take any enforcement action in respect of the relevant Money Outstanding during the 14 day notice period.

3.   Conditions precedent and subsequent

Conditions precedent
           3.1 The Bank will not make the Facilities available to the Group until it has received the Conditions Precedent in form and substance satisfactory to the Bank.

          3.2 A Condition Precedent which is required to be certified must be certified by an Authorised Officer of the Australian Parent or the relevant Security Provider as being true and complete as at a date no earlier than 2 days (or a longer period if the Bank agrees) prior to the date of first use of the Facilities.

             3.3 Without limiting clause 3.1, the Bank need not provide any financial accommodation under this agreement unless:

                  (a) the representations and warranties in clause 11 are correct and not misleading at the date of the provision of that financial accommodation; and

                  (b) no Event of Default or event which with the giving of notice or lapse of time would be likely to become an Event of Default continues unremedied or would result from the provision of that financial accommodation; and

                  (c) the Bank has received the other approvals, valuations, opinions or documents which it has reasonably requested.

Conditions subsequent
          3.4 The Group must deliver the following things to the Bank before the respective times shown:

                  (a) by 3:00pm (Sydney time) on the 30th day after the date of this agreement:

                        (i) a legal opinion from United States counsel reasonably satisfactory to the Bank in respect of the US Parent's guarantee and indemnity and its participation in the Subordination Agreement and related matters; and

                        (ii) a legal opinion from Bell Gully reasonably
                             satisfactory to the Bank in respect of the participation by IGT (New Zealand) Limited in this agreement and related matters; and

                  (b) by 3:00pm (Sydney time) on the 45th day after the date of this agreement, a certificate signed by 2 directors or a director and secretary of the Australian Parent stating that the Group is in compliance with the Hedging Undertaking.


4.   Facilities may be provided to a non-Group Member
             4.1 Subject to clause 1.6, if the Australian Parent so requests, any Facility may be made available to any nominated member of the Group who is not a party to this agreement. A request under this clause 4.1 may be made in the form of schedule 7.

             4.2 Upon request, the Bank will advise the terms upon which a Facility may be made available to a member of the Group who is not a party to this agreement under clause 4.1, including any consents and other documentation which may be required. The nominated company must become a party to this agreement, and must join any guarantee and (unless the Bank otherwise agrees) any Security Interest given by the Group to the Bank.

             4.3  The Bank is not obliged to agree to a request under clause
                  4.1.

5.   Interest on unpaid amounts
             5.1 The Group agrees to pay interest to the Bank on any amount payable by it under the Documents from when it becomes due for payment during the period that it remains unpaid, on demand or at times determined by the Bank, calculated on daily balances. The rate to be applied to each daily balance is the rate 2% p.a. above the Benchmark Rate.

             5.2 Interest payable under clause 5.1 which is not paid when due for payment may be capitalised by the Bank at intervals which the Bank determines from time to time or, if no determination is made, then on the first day of each month. Interest is payable on capitalised interest at the rate and in the manner referred to in clause 5.1.

             5.3 The Group's obligation to pay the outstanding amount on the date it becomes due for payment is not affected by clauses 5.1 and 5.2.

           5.4 If a liability under this agreement becomes merged in a judgment or order, then the Group agrees to pay interest to the Bank on the amount of that liability as an independent obligation. This interest accrues from the date the liability becomes due for payment both before and after the judgment or order until it is paid, at a rate that is the higher of the rate payable under the judgment or order and the rate referred to in clause 5.1.


6.   Repayment and payments

Repayment generally
             6.1 The Group agrees to repay the Money Outstanding in respect of the relevant Facility on the Repayment Dates and in the manner specified in the relevant Facility Schedule.

Repayment and amortisation of Acquisition Facility
             6.2  In respect of the Acquisition Facility:

                  (a) the Limit reduces, and payments must be made and Bills retired, to ensure that, on each of the dates shown in Column 1 of the table shown under "Repayment Dates" in schedule 11, the
                       face value of Bills outstanding under the Acquisition Facility does not exceed the respective amounts shown in Column 2 of that table; and

                  (b) the Australian Parent must ensure, to the extent it is legally able to do so, that the minimum Subordinated Debt Cover is at least:

                        (i) A$30,000,000 form the date of this agreement until 29 September 1999; and

                        (ii) thereafter, the amount shown in Column 3 of the
                             table shown under "Repayment Dates" in schedule 11 for the period beginning on the respective date shown in Column 1 of that table until the next such date.

Manner of payment
             6.3 The Group agrees to make payments to the Bank under each Document not later than 1.00pm local time in the place of payment on the due date in immediately available funds to the account of the Bank at the branch which the Bank designates by notice to the Australian Parent.

             6.4 If a payment becomes due for payment on a day which is not a Business Day, then the date for payment is the next Business Day.

             6.5 The Group agrees to make payments under each Document without set-off or counterclaim and free and clear of any withholding or deduction for Taxes unless prohibited by law.

Currency conversion
             6.6 If an amount is due in a currency and the Bank receives payment in another currency, then the Bank may convert the amount received into the due currency at the spot rate at which the Bank is able to purchase the due currency with the amount received at the time of its receipt. The Group satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency purchased after deducting costs of conversion. The Group acknowledges that it may be necessary for the Bank to convert amounts received through a currency other than the due currency to ascertain the equivalent in the due currency of the amount received.


7.   Fees

Establishment fee
             7.1 On the date of this agreement, the Group must pay to the Bank an establishment fee of $50,000.
Facility Schedules
             7.2 The Group agrees to pay to the Bank the fees specified in respect of each Facility on the dates specified in the relevant Facility Schedule.

Specific fees
             7.3 In addition to any fees set out in the Facility Schedules, a Facility Fee and Activation Fee and Commitment Fee are
payable
                  quarterly in advance as at the last day of March, June, September and December each year, calculated by reference to the following table, based on the Standard & Poor's Ratings Service senior debt rating current for the US Parent as at the first day of the relevant fee period:


                   Rating           Multi-option  Multi-option  Acquisition
                                      Facility      Facility     Facility
                                    Facility Fee   Activation    Commitment
                                                      Fee            Fee
                   A- or greater       0.100%        0.325%         0.325%

                   BBB+                0.100%        0.350%         0.350%

                   BBB                 0.125%        0.400%         0.425%

                   BBB-                0.150%        0.450%         0.500%

                   BB+ or less         0.250%        0.525%         0.675%


                  where:
                  (a) the Facility Fee is calculated on the Limit of the Multi option Facility, from the date of this agreement;
                  (b) the Activation Fee is calculated by reference to the face or principal amount of the part of the sub-Facilities in the Multi-option Facility activated or utilised at any time, from the date of activation; and

                  (c) the Commitment Fee is calculated on the Limit of the Acquisition Facility, from the date of this agreement.


8.   Cancellation and prepayment

Cancellation
             8.1 The Group may cancel any of the Facilities in whole or in part by the Australian Parent giving at least 14 days' notice to the Bank. If only part of a Facility is cancelled it must be at least A$5,000,000 and a whole multiple of A$1,000,000. The notice is irrevocable.

Prepayment
          8.2 The Group may prepay any money payable to the Bank under any of the Facilities in whole or in part on the last day of its then current Interest Period on giving at least 5 days' notice to the Bank. The prepayment may be made without premium or penalty, unless the interest rate of that Facility has been fixed for a period which continues after the date of that repayment.

                  If only part of a Drawing is prepaid it must be at least A$5,000,000 and a whole multiple of A$1,000,000. The notice is irrevocable and constitutes an obligation to prepay in accordance with the notice. The Limit of the Facility will be reduced by the amounts prepaid under this clause 8.2 unless the relevant Facility Schedule states otherwise. Any amounts so prepaid will bear interest up to the date of prepayment. Amounts prepaid on the Acquisition Facility will be applied in reverse chronological order of payment.
                  In relation to prepayments involving
                  outstanding Bills, letters of credit and bank guarantees, clause 1.5 applies.


9.   Taxes
                  If a law requires a Group Member to withhold or deduct Taxes from a payment so that the Bank would not actually receive for its own benefit on the due date the full amount provided for under a Document, then:

                  (a) the amount payable is increased so that, after making that deduction and deductions applicable to additional amounts payable under this clause, the Bank is entitled to receive the amount it would have received if no deductions had been required; and

                  (b)  the Group Member must make the deductions; and

                  (c) the Group Member must pay the full amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to the Bank.


10.  Increased costs and illegality
           10.1 This clause will apply if, as a result of an Increased
                  Costs Event, the Bank, acting reasonably, determines that:

                  (a) there is any direct or indirect increase in the cost to the Bank of providing, agreeing to provide, maintaining its commitment to provide, funding or maintaining financial accommodation under the Documents; or

                  (b) there is any direct or indirect reduction in any amount received or receivable by the Bank or in the effective return to the Bank in connection with financial accommodation provided or to be provided under the Documents (including, without limitation, the return on the Bank's overall capital which could have been achieved but for the occurrence of the Increased Costs Event); or

                  (c) the Bank is required to make a payment or to forgo interest or other return on or calculated by reference to an amount received or receivable under the Documents.

                  In that case, the Group agrees to pay the Bank on demand additional amounts which the Bank certifies are necessary to compensate the Bank for the increased cost, reduction, payment or forgone interest or other return. However, the parties will also commence negotiations under clause 26.

            10.2 If the increased cost, reduction, payment or forgone
                 interest or other return is indirect then, subject to clause
                 26,
                  the Group agrees to pay the Bank the proportion of it which the Bank determines to be fairly attributable to the financial accommodation made under the Documents.

             10.3 In determining additional amounts payable under this clause
                  10 the Bank may use averaging and attribution methods commonly used by the Bank or any other reasonable averaging or attribution method.

             10.4 If at any time after the date of this agreement the Bank determines that it is (or has become apparent that it will become) contrary to an official directive, or impossible or illegal, for the Bank to fund, provide or maintain a Facility or otherwise observe its obligations under this agreement, as a result of any change in a law, regulation or an official directive which has the force of law or compliance with which is in accordance with the practice of responsible bankers in the jurisdiction concerned, or in their interpretation or administration, then:

                  (a)  the Bank will notify the Australian Parent; and

                  (b)  clause 26 will apply.

11.  Representations and warranties
             11.1 Each Group Member represents and warrants that:

                  (a) (incorporation) it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

                  (b) (power) it has power to enter into and observe its obligations under the Documents; and

                  (c) (authorisations) subject to stamping and registration (if applicable), it has in full force and effect the authorisations necessary to enter into the Documents, observe obligations under them and allow them to be enforced; and

                  (d) (valid and binding obligations) subject to stamping and registration (if applicable), its obligations under the Documents are valid and binding and are enforceable against it in accordance with their terms subject to any applicable insolvency and other similar laws affecting creditors' rights generally; and

                  (e) (no breach of law or power) the Documents to which it is a party and the transactions under them do not contravene its constituent documents or any law, regulation or official directive or any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or the powers of its directors to be exceeded; and

                  (f) (Accounts true and fair) the most recent audited Accounts of the Group Member and audited consolidated Accounts of the Group are a true and fair statement of its financial position and their consolidated financial position as at the date to which they are prepared and disclose or reflect all their actual and contingent liabilities; and

                  (g) (no material adverse change) except as notified to the Bank in writing before the date of this agreement, there has been no material adverse change in the financial position of the Group Member or in the consolidated financial position of the Group since the date to which the audited Accounts of the Company and the audited consolidated Accounts of the Group were last prepared before the date of this agreement; and

                  (h) (disclosure) at the time it is given, the information given by it and the US Parent to the Bank in connection with the Facilities is true and accurate in all material respects and is not misleading by statement or omission, and the Group Members have not failed to disclose any information which is material to the assessment of the financial position of any Group Member or Security Provider; and
                  (i) (no Event of Default) to the best of its knowledge and belief after making reasonable enquiries, no Event of Default or event which with the giving of notice or lapse of time would be likely to become an Event of Default continues unremedied being a default which might materially adversely affect the ability of the Group Member to perform its obligations under the Documents, or which might materially adversely affect the value of the Security held by the Bank; and

                  (j) (no legal default) to the best of its knowledge and belief after making reasonable enquiries, it is not in default under a law, regulation, official directive, instrument, undertaking or obligation affecting it or its assets, being a default which might materially adversely affect its ability to perform its obligations under the Documents or might materially adversely affect the value of the Security held by the Bank; and

                  (k) (no material litigation) except as notified to the Bank in writing and agreed to by the Bank, to the best of its knowledge and belief there is no pending or threatened action or proceeding detrimentally affecting it or any of its assets before a court, governmental agency, commission or arbitrator which involves an amount in excess of $1,000,000; and

                  (l) (no immunity) to the best of its knowledge and belief after making reasonable enquiries, it does not have immunity from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise); and

                 (m)  (no undisclosed trusts) except if stated at item 6 of schedule 1, it does not enter into any Document in the capacity of a trustee of any trust or settlement; and
                      (n) (no Encumbrances except Permitted Security Interests) it is the beneficial owner of and has good title to all property held by it or on its behalf and all undertakings carried on by it free of Encumbrances other than Permitted Security Interests; and

                 (o) (corporate benefit) it benefits by executing the Documents to which it is a party; and

                 (p) (certificate true) the certification given by an Authorized Officer of the Australian Parent under clause
                      3.2 is true and complete; and

                 (q) (solvent) it is solvent and will not become insolvent by entering into and performing obligations under the Documents; and

                 (r) (total assets test) the Group Members which are party to this agreement together hold at least 90% of the total assets of the Australian Group.

         11.2 These representations and warranties (other than those in clause 11.1(o) and (p)) are taken to be also made on the last day of each calendar quarter during the continuation of the Facilities subject to such disclosures as may have been made by any Company to the Bank and agreed to by the Bank.


12.  General undertakings
                  Each Group Member undertakes at all times to:

                  (a) (books of account) ensure that the Group keeps proper and adequate books of account; and

                  (b) (maintain authorisations) obtain, renew on time and comply with the terms of each authorisation necessary to enter into the Documents, observe obligations under them and allow them to be enforced; and
                  (c) (Foreign Currency Facility) if a Facility is made available in a Foreign Currency, and if the Money Outstanding in that Foreign Currency (if converted into Australian Dollars) would exceed the limit of the relevant Facility (expressed in Australian dollars) upon request prepay a part of that Facility, or provide the Bank with additional security acceptable to the Bank; and

                  (d) (comply with Undertakings Schedule) comply with the undertakings set forth in schedule 3.

13.  Reporting and information undertakings
             13.1 The Australian Parent undertakes to:

                  (a) (Annual Accounts) give to the Bank the Annual Accounts of the Group and for the US Parent for each Financial Year no later than 120 days after the end of the Financial Year;

                  (b) (Half-Yearly Accounts) give to the Bank the Half-Yearly Accounts of the Group and for the US Parent no later than 90 days after the end of the relevant half-year period. The HalfYearly Accounts need not contain any notes, statements or reports;

                  (c) (annual compliance certificate) at the time of delivering each set of Annual Accounts, give to the Bank a certificate signed by 2 directors or a director and secretary of the Australian Parent (with supporting calculations) certifying, in the opinion of those officers, whether the Group has complied with the Financial Undertakings and the Negative
                       Pledge during the Financial Year;

                  (d) (half-yearly compliance certificate) at the time of delivering each set of Half-Yearly Accounts, give to the Bank a certificate signed by 2 directors or a director and secretary of the Australian Parent (with supporting calculations) certifying, in the opinion of those officers, whether the Group has complied with the Financial Undertakings during the period to which the Half-Yearly Accounts relate;

                  (e) (quarterly compliance certificate) in the third month after each set of Annual Accounts and Half-Yearly Accounts are delivered, give to the Bank a certificate signed by 2 directors or a director and secretary of the Australian Parent (with supporting calculations) certifying, in the opinion of those officers, whether the Group has complied with the Financial Undertakings during the quarterly period immediately following the period to which the Annual Accounts or Half-Yearly Accounts (as the case may be) relate;

                  (f) (other information) give promptly to the Bank any other information relating to the financial condition, business or assets of Group and supporting evidence that the Bank reasonably requests from time to time;

                  (g) (Notify breach of representations) notify the Bank promptly upon becoming aware that any representation or warranty made or deemed to be repeated by or on behalf of any Group Member in connection with a Document is incorrect or misleading when made or deemed to be repeated;

                  (h) (Notify Event of Default and Potential Event of Default) notify the Bank promptly after it becomes aware of full details of an Event of Default or a Potential Event of Default, and the steps taken to remedy it;

                  (i) (Off-balance sheet structures) promptly notify the Bank of any off balance sheet investment, and any tax effective structure, in which the Group has any direct or indirect interest;

                  (j) (proposed acquisition of New Group Member) notify the Bank of any proposed acquisition of a New Group Member, at least 30 days before the acquisition is to occur and, if requested by the Bank cause the New Group Member to become a party to this agreement under clause 21;

                  (k) (Related Entity) notify the Bank if another company or other entity incorporated or formed in Australia or New Zealand becomes a Related Entity of the Australian Parent or any Group Member;

                  (l) (material change to memorandum and articles of association) notify the Bank of any proposed material change to the memorandum and articles of association, or other constituent documents, of a Group Member, at least 30 days before the change is to be made; and

                  (m) (notify contingent liabilities and leases) when giving to the Bank the Half-Yearly Accounts and the Annual Accounts give to the Bank details of the Group's contingent liabilities and leases as reasonably requested by the Bank.

Annual Accounts to include forecasts

             13.2 The Annual Accounts of the Group must include cash flow, profit and loss, balance sheet and capital expenditure forecasts, which are to be in a format consistent with that set out in the Application for Finance.

Accounts to include actual-to-budget performance report

             13.3 The Group must deliver with each set of Annual Accounts and
                  Half-Yearly Accounts a profit and loss report showing semi annual actual performance against the budget set out in the forecasts provided in accordance with clause 13.2.


14.  Events of Default
             14.1 An Event of Default occurs if:

                  (a) (non payment) the Group does not pay any money payable under any Document:

                        (i)  on the due date, in the case of principal; or
                        (ii) within 2 Business Days after the due date, in the
                             case of interest and fees; or
                        (iii)within 5 Business Days after demand by the Bank, in
                             the case of other moneys payable by the Group Member to the Bank under the Documents; or

                  (b) (breach of Financial Undertaking) subject to clause 14.6, the Group does not comply at any time with a Financial Undertaking; or
                  (c) (other breach) the Group or a Security Provider does not observe any other obligation under any Document and, if the nonobservance can be remedied:

                        (i) does not remedy the non-observance within seven days after receiving a notice from the Bank, or

                        (ii) does not remedy the non-observance within 14 days
                             after receiving notice from the Bank if at the end of seven days after receiving that notice the Australian Parent satisfies the Bank (acting reasonably) that:
                             (A)  the Group or the Security Provider is
                                  diligently remedying the non-observance; and

                             (B) the non-observance will be remedied in a timely fashion; or

                  (d) (cross default) any present or future monetary obligation in excess of $1,000,000 of the Group:

                        (i) in connection with money borrowed or raised by any of them, or any finance lease, redeemable preference share, letter of credit, interest rate swap, currency swap, financial option, futures contract or currency exchange agreement to which any of them is party:

                             (A)   is not satisfied on time or
                                   at the end of its period of
                                   grace; or

                             (B)   becomes prematurely payable,
                                   or can be rendered
                                   prematurely payable by the giving of notice, lapse of time or fulfilment of a condition; or

                        (ii) to guarantee or indemnify against loss in
                             connection with money borrowed or raised is not discharged at maturity or when called; or

                  (e) (enforcement of judgement) distress is levied or a judgment, order or Encumbrance is enforced, or becomes enforceable against any property of the Group with a value in excess of $1,000,000; or

                  (f) (incorrect representation or warranty) a representation or warranty made or taken to be made by or on behalf of the Group or a Security Provider in connection with a Document is found or is notified by the Group or a Security Provider to be incorrect or misleading in a material respect when made or taken to be made; or

                  (g) (Insolvency Event) an Insolvency Event occurs in respect of the Group, the US Parent or a Security Provider; or

                  (h) (appointment of controller) subject to clause 14.7, a controller (as defined in the Corporations Law) is appointed in respect of any part of the property of the Group or the US Parent; or

                  (i) (Group stops payment) the Group or the US Parent stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things except to reconstruct or amalgamate while solvent on terms approved by the Bank; or

                 (j) (reduction of capital, share buy back) except for the redemption of redeemable shares in accordance with their terms of issue, any Group Member takes action to reduce its capital or buy back any of its ordinary shares or passes a resolution referred to in section 188(2) of the Corporations Law, in any case without the consent of the Bank; or

                 (k) (investigation) a person is appointed under legislation to investigate or manage any part of the affairs of the Group and in the reasonable opinion of the Bank the outcome of the investigation is likely to materially adversely affect the ability of the Group to perform its obligations under the Documents, or the value of the Security held by the Bank; or

                 (l) (void Document) a Document is or becomes wholly or partly void, voidable or unenforceable, or is claimed to be so by the Group or by a Security Provider by anyone on its behalf; or

                (m) (material adverse change) a change occurs in a circumstance which is warranted or taken to be warranted under this agreement to exist or in the business, assets or financial condition of a Group Member or a Security Provider, or of the Group taken as a whole, which in any case in the reasonable opinion of the Bank has or is likely to have a material adverse effect on the ability of the Group Member or a Security Provider to observe its obligations under a Document or on the value of the Security to the Bank; or

                (n) (Security enforceable) any event occurs which gives the Bank the right to enforce a Security; or

                (o) (similar events) anything having a substantially similar effect to any of the events specified in clauses 14.1(g)-
                     (k) inclusive happens under the law of any applicable jurisdiction; or

                (p) (class order guarantee) a Group Member or a Security Provider enters into a deed of cross guarantee pursuant to the Class Orders made by the Australian Securities Commission on 19 December 1991 known as ASC Instrument 91/996; or

                (q) (condition subsequent) the Group does not comply with a condition subsequent under clause 3.4; or

                (r) (Subordinated Debt Cover) the minimum Subordinated Debt Cover is not at least the amount required under clause 6.2(b) on any relevant date.

             14.2 If an Event of Default occurs then the Bank may declare at any time by notice to the Australian Parent that the Money Outstanding is either:

                  (a)  payable on demand; or
                  (b)  immediately due and payable.

                  The Bank may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.

Contingent and/or unmatured Obligations
             14.3 If, on the day when the Group makes the payment required under clause 14.2 there are any Contingent and/or Unmatured Obligations of the Group to the Bank, and there is a surplus not required to meet the Moneys Outstanding which are then due and payable by the Group to the Bank, then the Bank will deposit the surplus in an interest bearing account in the name of the Australian Parent, on the Bank's usual terms for deposits of similar size and tenor. The amount standing to the credit of that account will be applied by the Bank towards meeting the Contingent and/or Unmatured Obligations of the Group to the Bank as they fall due.

             14.4 If the whole of the Moneys Outstanding have been paid by the Group to the Bank, and if there are no more Contingent and/or Unmatured Obligations of the Group to the Bank, then the Bank will pay to the Australian Parent an amount which the Bank certifies to be the balance of the Account, including interest credited to the account (net of the Bank's income tax liability in respect of that interest if the Bank is required for good reasons to invest the deposit in a way which creates such a tax liability).

Potential Events of Default
           14.5 If a Potential Event of Default occurs, the Australian
                  Parent will keep the Bank fully informed of all developments in resolving the matter.

Review Event for breach of Fixed Charges Cover Ratio or Leverage Ratio
             14.6 Despite clause 14.1(b), if:

                  (a)   the Fixed Charges Cover Ratio in paragraph 1(b) of
                        schedule 3 is breached on or before 30 September 2001;
                        or

                  (b) the Leverage Ratio in paragraph 1(d) of schedule 3 is breached on or before 30 September 1999,

                  there will not have occurred an Event of Default unless and until:

                  (c) the Bank forms a belief that there has been such a breach at the relevant time and gives notice to the Australian Parent accordingly; and

                  (d)  30 days have passed after the Bank gave that notice; and

                  (e) the Group has not by the end of that period demonstrated to the satisfaction of the Bank that that compliance with that ratio will be achieved by the end of the quarter which begins after the date the Bank gave that notice, or has otherwise satisfied the Bank (in its absolute discretion) as to alternative financial criteria.

Appointment of a controller
             14.7 Despite clause 14.1(h), it will not be an Event of Default if a controller is appointed in respect of any part of the property of the Group or the US Parent if:

                  (a) the value of the relevant property is no more than US$100,000 (or equivalent), or

                  (b) the Australian Parent satisfies the Bank (acting reasonably) that the appointment is frivolous or vexatious or otherwise will be withdrawn, terminated or overturned by a court of competent jurisdiction within 14 days.

15.   Guarantee
                  Each Group Member unconditionally and
                  irrevocably guarantees payment to the Bank of the Guaranteed Money. If the Debtor does not pay the Guaranteed Money on time and in accordance with any agreement which imposes the obligation to pay it, then the Group Member agrees to pay the Guaranteed Money to the Bank on demand from the Bank. A demand may be made at any time and from time to time after the Debtor has failed to pay the Guaranteed Money when due, irrespective of whether demand has been made on the Debtor.


16.  Indemnity
             16.1 Each Group Member unconditionally and irrevocably
                  indemnifies the Bank against any loss the Bank suffers because:

                  (a) the liability to pay the Guaranteed Money is unenforceable in whole or in part as a result of lack of capacity, power or authority or improper exercise of power or authority; or

                  (b) an Insolvency Event occurs in respect of the Debtor (including, without limitation, loss suffered by the Bank because interest is payable by the Bank to a liquidator or trustee in bankruptcy of the Debtor as a result of a claim referred to in clause 29 being made); or

                  (c) the Guaranteed Money is not or has never been recoverable from the Group Member under clause 15, or from the Debtor because of any other circumstance whatsoever including, without limitation, any transaction relating to the Guaranteed Money being void, voidable or unenforceable and whether or not the Bank knew or should have known anything about that transaction, but not to the extent such loss arises directly as a result of the negligence, fraud or wilful misconduct of the Bank.

             16.2 Each Group Member as principal debtor agrees to pay to the
                  Bank on demand a sum equal to the amount of any loss described in clause 16.1.


17.  Extent of Guarantee and Indemnity
                  The Guarantee and Indemnity is a continuing security and extends to all of the Guaranteed Money and other money payable under the Guarantee and Indemnity. Each Group Member waives any right it has of first requiring the Bank to commence proceedings or enforce any other right against the Debtor or any other person before claiming from the Group Member under the Guarantee and Indemnity.


18.  Preservation of Bank's rights
             18.1 The liabilities under the Guarantee and Indemnity of the
                  Group Member as a guarantor, principal debtor or indemnifier and the rights of the Bank under the Guarantee and Indemnity are not affected by anything which might otherwise affect them at law or in equity including, without limitation, one or more of the following (whether occurring with or without the consent of a person):

                  (a) the Bank or another person granting time or other indulgence (with or without the imposition of an addi-tional burden) to, compounding or compromising with or wholly or partially releasing the Debtor, any other guarantor or another person in any way;

                  (b) laches, acquiescence, delay, acts, omissions or mistakes on the part of the Bank or another person or both the Bank and another person;

                  (c) any variation or novation of a right of the Bank or another person, or material alteration of a document, in respect of the Debtor, the Group Member or another person including, without limitation, an increase in the limit of or other variation in connection with advances or accommodation;

                  (d) the transaction of business, expressly or impliedly, with for or at the request of the Debtor, the Group Member or another person;

                  (e) changes which from time to time may take place in the membership, name or business of a firm, partnership, committee or association whether by death, retirement, admission or otherwise whether or not the Group Member or another person was a member;

                  (f) the loss or impairment of a Collateral Security or a negotiable instrument;

                  (g)  a Security Interest being void, voidable or unenforceable

                  (h) a person dealing in any way with a Security Interest, guarantee, judgment or negotiable instrument (including, without limitation, taking, abandoning or releasing (wholly or partially), realising, exchanging, varying, abstaining from perfecting or taking advantage of it);

                  (i) the death of any person or an Insolvency Event occurring in respect of any person;

                  (j) a change in the legal capacity, rights or obligations of a person;

                  (k) the fact that a person is a trustee, nominee, joint owner joint venturer or a member of a partnership, firm or association;

                  (l)  a judgment against the Debtor or another person;

                  (m) the receipt of a dividend after an Insolvency Event or the payment of a sum or sums into the account of the Debtor or another person at any time (whether received or paid jointly, jointly and severally or otherwise);

                  (n)  any part of the Guaranteed Money being irrecoverable;

                  (o) an assignment of rights in connection with the Guaranteed Money;

                  (p) the acceptance of repudiation or other termination in connection with the Guaranteed Money;

                  (q) the invalidity or unenforceability of an obligation or liability of a person other than the Group Member;

                  (r) invalidity or irregularity in the execution of the Guarantee and Indemnity by the Group Member or any deficiency in or irregularity in the exercise of the powers of the Group Member to enter into or observe its obligations under the Guarantee and Indemnity;

                  (s) the opening of a new account by the Debtor with the Bank or another person or the operation of a new account;

                  (t) any obligation of the Debtor or any other guarantor being discharged by operation of law or otherwise;

                  (u) property secured under a Security Interest being forfeit-ed extinguished, surrendered, resumed or determined.

             18.2 The liability of the Group Member under the Guarantee and
                  Indemnity is not affected:

                  (a) because any other person who was intended to enter into the Guarantee and Indemnity, or otherwise become a co-surety or coindemnifier for payment of the Guaranteed Money or other money payable under the Guarantee and Indemnity has not done so or has not done so effectively; or

                  (b) because a person who is a co-surety or co-indemnifier for payment of the Guaranteed Money or other money payable under the Guarantee and Indemnity is discharged under an agreement or under statute or a principle of law or equity.

19.  Suspension of Guarantor's rights
             19.1 As long as the Guaranteed Money or other money payable under the Guarantee and Indemnity remains unpaid, the Group Member may not without the consent of the Bank:

                  (a) in reduction of its liability under the Guarantee and Indemnity, raise a set-off or counterclaim available to itself, a defence, set-off or counterclaim available to the Debtor or a co-surety or co-indemnifier against the Bank or claim a set-off or make a counterclaim against the Bank; or

                  (b) if an Insolvency Event occurs in respect of the Debtor or any other guarantor, make a claim or enforce a right (including, without limitation, an Security Interest) against the Debtor or any other guarantor or against their estate or property; or

                  (c) prove in competition with the Bank if an Insolvency Event occurs in respect of the Debtor or any other guarantor whether in respect of an amount paid by the Group Member under the Guarantee and Indemnity, in respect of another amount (including the proceeds of a Security Interest) applied by the Bank in reduction of the Group Member's liability under the Guarantee and Indemnity, or other-wise; or

                  (d) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of a Security Interest or guarantee or a share in it now or subsequently held for the Guaranteed Money or other money payable under the Guarantee and Indemnity.

20.  Interlocking guarantee and release

Interlocking nature
             20.1 The Guarantee and Indemnity takes effect as a interlocking guarantee and interlocking indemnity. It is a separate guarantee and indemnity in relation to each Debtor as if that person were:

                  (a)  the only person included in the definition of "Debtor";
                       and

                  (b) not itself a guarantor under the Guarantee and Indemnity. Release of Guarantee and Indemnity

             20.2 If the Bank is satisfied that there are no further Moneys
                  Outstanding and that there is no reasonable possibility that any payment made to the Bank in connection with the Documents will be clawed back under laws relating to Insolvency Events, the Bank will, on request and at the Group's cost, execute a release of the Group Members from the Guarantee and Indemnity.


21   New Group Members
             21.1 The Group must ensure that at all times the Group Members which are party to this agreement hold at least 90% of the total assets of the Australian Group.

             21.2 Subject to clause 1.6, a member of the Australian Group may become a party to this agreement ("New Group Party") as follows:

                  (a) each present Group Member (and the New Group Party) shall give to the Bank a Certificate of Compliance by Security Provider signed by a director and secretary;

                  (b) the New Group Party and the Australian Parent (on behalf of each present Group Member) must execute and deliver to the Bank a Joinder Certificate;

                  (c) the New Group Party must become a party to any guarantee (and, unless the Bank otherwise agrees, any Security Interest) given by the present Group Members to the Bank, in accordance with the provisions of that guarantee;

                  (d) the New Group Party must, if requested by the Bank, execute a certificate under section 206(6) of the Corporations Law; and

                  (e) the New Group Party must execute such other documents as may be required by the Bank in respect of (b) and (c).

                  (f) Following receipt of the documents referred to in clause 21.2(a) to (e):

                        (i) the New Group Party shall be deemed to be a party to this agreement; and

                        (ii) its rights and obligations and the restrictions
                             imposed upon it shall be the same in all respects as if the

                             New Group Party had joined in this agreement as a New Group Party from the date of this agreement; and

                        (iii)the rights and obligations and the restrictions
                             imposed upon the other Group Members shall be the same in all respects as if the New Group Party had joined in this agreement as a New
                             Group Party from the date of this agreement; and

                        (iv) the New Group Party shall be a Debtor for the
                             purposes of the Guarantee and Indemnity, and the rights and obligations and restrictions imposed upon the Group Members under the Guarantee and Indemnity in respect of that Debtor shall be the same in all respects as if the New Group Party had been named in the Guarantee and Indemnity as a Debtor as from the date of this agreement.

22.  Release of Group Members
             22.1 Subject to clause 1.6, a Group Member in which the
                  Australian Parent ceases to have any legal or beneficial shareholding interest, or a Group Member which is no longer required to be a party to this agreement (a "Former Group Member") may with the written consent of the Bank be released from this agreement upon the Australian Parent so requesting in writing. Such request shall be executed by an Authorised Officer of the Australian Parent (on behalf of the Former Group Member and each other Group Member).

             22.2 If the Bank consents to release the Former Group Member from this agreement, the Bank shall execute a Deed of Release. The Former Group Member shall be released with effect from the date of the Deed of Release.

             22.3 The rights of the Bank and the obligations of the remaining
                  Group Members shall not be affected by the release of the Former Group Member.

             22.4 The Bank's consent will not be withheld unreasonably and, subject to clause 1.6, it will execute the Deed of Release when:

                   (a)  the Bank is satisfied that:

                        (i) all Moneys Outstanding by the Former Group Member have been paid in full; and

                        (ii) there are no outstanding Contingent and/or
                             Unmatured Obligations of the Former Group Member to the Bank, or security acceptable to the Bank has been furnished to the Bank for the amount of them; or

                  (b) the Bank in its discretion agrees to waive the requirements of paragraph (a).

             22.5 The Guarantee and Indemnity shall be a continuing
                  obligation between the Bank and the remaining Group Members. The rights of the Bank and the obligations of the remaining Group Members shall not be affected by the release of the Former Group Member.


23.  Change of ownership of a Group Member
             23.1 If a person who is not at the date of this agreement a shareholder in the Australian Parent acquires a legal or beneficial shareholding in the Australian Parent, or if any person disposes of a shareholding in the Australian Parent, then the Australian Parent must promptly notify to the Bank full details of the change.

             23.2 The Australian Parent must notify the Bank of any proposed disposal of all or greater than 10% of the Group's economic interest in a Group Member (including an issue of capital by a Group Member to a non-Group Member) at least 30 days before the disposal is to occur.

             23.3 Subject to clause 1.6, upon receipt of a notice under this clause 23, the Bank and the Australian Parent will negotiate on a best endeavours basis with a view to restructuring the Facilities on mutually acceptable terms. If mutually acceptable terms are not agreed within 30 days as a result of that review, the Bank may decide to:

                  (a)  discontinue any Facility, in whole or in part; and/or

                  (b)  change the pricing relating to any Facility; and/or

                  (c) require further or additional security in relation to any Facility; and/or

                  (d) otherwise vary the terms on which any Facility is made available, and the Group must comply with any written demand made by the Bank accordingly.


24.  Permitted Security Interests

Permitted Security Interests over new assets
            24.1 If the Group acquires an asset over which there is a
                  Permitted Security Interest, the Australian Parent undertakes that, except with the prior consent of the Bank:

                  (a)  it will promptly notify details to the Bank;

                  (b) the maturity date of any financial obligation secured by that Permitted Security Interest will not be extended beyond the date of its maturity as at the Acquisition Date;

                  (c) if the Permitted Security Interest secures any financial obligation which does not have a fixed maturity date as at the Acquisition Date, then that Permitted Security Interest will be discharged and released as soon as practicable after the asset is acquired, but in any case within 12 months after the Acquisition Date;

                  (d) the principal or corresponding amount secured under that Permitted Security Interest will not be increased beyond the amount outstanding at the Acquisition Date, and shall be reduced in accordance with its terms. In the case of a revolving facility, the previous sentence will not prevent fluctuations within the overall limit of that facility that existed at the Acquisition Date.

Permitted Security Interest over New Group Member
          24.2 If a New Group Member has a Permitted Security Interest over any of its assets or revenues, the Australian Parent undertakes that:

                  (a) the maturity date of any financial obligation secured under that Permitted Security Interest will not be extended beyond the date of its maturity as at the Acquisition Date;

                  (b) if the Permitted Security Interest secures any financial obligation which does not have a fixed maturity as at the Acquisition Date, the Permitted Security Interest will be discharged and released as soon as practical after the Acquisition Date, but in any case within 12 months after the Acquisition Date;

                  (c) the principal or corresponding amount secured under the Permitted Security Interest will not be increased beyond the amount outstanding at the Acquisition Date, and will be reduced in accordance with its terms. In the case of a revolving facility, the previous sentence will not prevent fluctuations within the overall limit that existed at the Acquisition Date.

25.  Facilities involving foreign currencies
          25.1 All Facilities which involve foreign currencies are made available subject to the terms and conditions of this clause 25. A reference in this clause to a Facility which is made available in a foreign currency includes a Facility which is denominated in a foreign currency, but which is made available in Australian Dollars.

Funding Risk and Non-availability
             25.2 This clause applies if the Bank at any time determines that the making or continuation of a Facility which is denominated in a foreign currency is impractical or impossible, by reason of:

                        (i) any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls; or

                        (ii) the occurrence of an event or contingency which
                             materially and adversely affects the inter-bank markets generally; or

                        (iii)any change in applicable law or governmental
                             regulation or order (whether or not having the force of the law).

                  In that case, the Bank will as soon as
                  practicable give written notice
                  to the Australian Parent.
                  During the period of 30 days
                  from the giving of notice, the
                  Bank shall negotiate with the
                  Australian Parent for a mutually
                  acceptable alternative basis to
                  make or continue the relevant
                  Facility (including conversion
                  back to Australian Dollars, or
                  to another mutually acceptable
                  currency).

                  If the parties fail to agree
                  upon an alternative basis
                  acceptable to both of them
                  within that period of 30 days
                  the obligation of the Bank to
                  provide the relevant Facility
                  shall be terminated.  Clause 26
                  will then apply.

                  A determination under this
                  clause 25.2 shall be made in
                  good faith by the Bank and shall
                  be conclusive and binding on the
                  Group.

Currency Indemnity
             25.3 This clause applies if a judgment or order is given by any court or tribunal for the payment of any amounts owing to the Bank under a Facility or for the payment of damages in respect of any breach of the terms of a Facility, and if that judgment or order is expressed in a currency ("Judgment Currency") other than the foreign currency which is payable pursuant to the
                  Facility in question ("Relevant Foreign Currency"). In that case, the Group will indemnify the Bank against any deficiency in terms of the Relevant Foreign Currency in the amounts received by the Bank arising or resulting from any variation between:

                  (a) the rate of exchange at which the Relevant Foreign Currency is converted into the Judgment Currency for the purposes of that judgment or order; and

                  (b) the rate of exchange at which the Bank is able to purchase the Relevant Foreign Currency with the amount of the Judgment Currency actually received at the time of its receipt by the Bank.

                  This clause 25.3 is a separate and
                  independent obligation of the Group and shall apply irrespective of any time or other indulgence granted by the Bank.

Non-Management of Foreign Currency
             25.4 The Bank does not manage, supervise or advise in respect of the Group's foreign currency exposure. The Group must obtain and rely upon its own professional advice entirely. No officer of the Bank has any authority to make any representation or give any advice to the Group as to any matter relating to foreign currency.

26.  Renegotiation of Facilities
             26.1 If clause 10 applies then the Bank will give notice to the
                  Australian Parent. Subject to clause 1.6, during the 60 days following that notice, the Bank and the Australian Parent will negotiate on a best endeavours basis with a view to restructuring each affected Facility on mutually acceptable terms.

                  If the Bank and the Australian Parent cannot reach agreement within that 60 day period, then:

                  (a) in the case of an Increased Costs Event, the Group must either continue to pay the amount notified by the Bank (or another amount agreed between them) or must prepay the affected Facility in accordance with clause 26.2;

                  (b) in the case of an illegality, the Group must prepay the affected Facility in accordance with clause 26.2.

             26.2 Prepayment of the affected Facility under this clause 26 will take place as follows:

                  (a) in the case of an overdraft facility, the overdraft will be repaid in full within 30 days after expiry of the 60 day negotiation period;

                  (b) in the case of Bills outstanding, the Group will deposit with the Bank an amount equal to the face value thereof, 30 days after expiry of the 60 day negotiation period. That amount will be held in an interest-bearing account by the Bank, and applied towards meeting maturing Bills; and

                  (c) in the case of standby letters of credit, bank guarantees and documentary letters of credit outstanding, the Group will either procure the return to the Bank of the relevant instrument (which the Bank must then cancel) or else deposit with the Bank an amount equal to the face value thereof, 30 days after expiry of the 60 day negotiation period, which amount will be held in an interest-bearing account by the Bank, and applied towards meeting amounts drawn under the standby letters of credit or documentary letters of credit.

          26.3 Interest will be credited to the deposit account at the Bank's usual rate from time to time for deposits of similar size and term. Any moneys remaining in the deposit account after the Moneys Outstanding have been repaid in full will be promptly refunded by the Bank to the Australian Parent.


27.  Specific order
                  The Bank may review (and, if considered
                  appropriate by the Bank, terminate) all
                  Facilities if at any time a Group Member applies for or is granted an order in respect of a specified class of companies under section 313(6) of the Corporations Law by the

                  Australian Securities Commission the
                  consequence of which is to provide that
                  Commission with a deed of indemnity. The Bank is to be immediately notified if any Group
                  Member applies for or is granted such an order.


28.  Other securities and obligations of Group Member
                  The Bank's rights under the Guarantee and
                  Indemnity are additional to and do not merge
                  with or affect and are not affected by:

                  (a) any Security Interest now or subsequently held by the Bank from a Group Member or any other person; or

                  (b) any other obligation of a Group Member to the Bank, notwithstanding any rule of law or equity or any statutory provision to the contrary.

29.  Reinstatement of Bank's rights
                  If a claim is made that all or part of a payment, obligation, settlement, transaction, conveyance or transfer in connection with the Guaranteed Money or other money payable under this guarantee and indemnity is void or voidable under law relating to Insolvency Events or the protection of creditors or for any other reason and the claim is upheld, conceded or compromised, then:

                  (a) the Bank is entitled immediately as against each Group Member to the rights in respect of the Guaranteed Money or other money payable under the Guarantee and Indemnity to which it would have been entitled if all or that part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and

                  (b) each Group Member agrees to do any act and sign any document promptly on request from the Bank to restore to the Bank any Security Interest or guarantee held by it from the Group Member immediately prior to that payment, obligation, settlement, transaction, conveyance or transfer.

30.  Costs, charges, expenses and indemnities
             30.1 Each Group Member agrees to pay or reimburse the Bank on demand for:

                  (a) the reasonable costs, charges and expenses of the Bank in connection with the negotiation, preparation, execution, stamping, registration and completion of any Document; and
                  (b) the reasonable costs, charges and expenses of the Bank in connection with any consent, approval, exercise or non-exercise of rights, (including, without limitation, in connection with the contemplated enforcement or preservation of any rights under any Document) waiver, variation, release or discharge in connection with any Document; and

                 (c) the costs charges and expenses of the Bank in connection with the enforcement of any rights under any Document; and

                 (d) Taxes and fees (including, without limitation, registra-tion fees) and fines and penalties in respect of fees, which may be payable or determined to be payable in connection with any Document or a payment or receipt or any other transaction contemplated by any Document, except to the extent such losses, costs, charges, expenses, Taxes and fees arise as a result of:

                  (e)  the negligence, fraud or wilful misconduct of the Bank;
                       or

                  (f) action taken by the Bank in exercising its rights under clause 34.

             30.2 Each Group Member indemnifies the Bank against any
                  liability or loss arising from, and any reasonable costs, charges and expenses incurred in connection with:

                  (a) the payment, omission to make payment or delay in making payment of an amount referred to in clause 30.1; or

                  (b)  an Event of Default; or

                  (c) requested financial accommodation not being made available in accordance with the request for any reason except default of the Bank; or

                  (d) subject to clause 8.2, a repayment being made for any other reason than the maturity of a Facility in accordance with this agreement;

                  (e) subject to clause 8.2, any payment required to be made under any Document not being made on its due date; or

                  (f) the Bank acting in connection with a Document in good faith on telex, facsimile or telephone instructions purporting to originate from the offices of the Group Member or to be given by an Authorised Officer of the Group Member, including, without limitation:

                  (g) Break Costs (or net of break profits made on the relevant payment, which the Bank agrees to pay to the Group); and
                  (h) legal costs and expenses on a full indemnity basis, or on a solicitor and own client basis whichever is the higher, except to the extent such losses, costs, charges and expenses arise as a result of:

                  (i)  the negligence, fraud or wilful misconduct of the Bank;
                       or

                  (j) action taken by the Bank in exercising its rights under clause 34.

             30.3 If any part of the Moneys Outstanding is financial
                  accommodation which the Group has raised on a fixed (non variable) interest rate, or is denominated in a currency other than Australian dollars, or relates to Treasury Transactions, the attention of the Group is particularly drawn to clause
                  30.2 (d), as the Break Costs which may be payable under that clause could be substantial.

             30.4 The liability, loss, costs, charges or expenses (including
                  Break Costs) payable by the Group to the Bank under clause
                  30.2 may be determined by the Bank by reference to a pool of funds, or averaging, or other matters distinct from a specific borrowing by or a specific contract of the Bank made to fund the particular facility.

             30.5 The Bank will notify the Australian Parent of amounts payable under this clause, giving reasonable particulars of any calculations which the Bank makes under this clause.

31.  Application of money
                  If an Event of Default has occurred, the Bank may apply amounts paid by the Group towards satisfaction of the Group's obligations under the Documents in the manner the Bank sees fit, unless the Documents expressly provide otherwise.


32.  Power of attorney
             32.1 Each Group Member appoints each Authorised Officer of the
                  Australian Parent severally as its attorney ("Attorney") to:

                  (a) execute and deliver to the Bank each document required to be executed and delivered by the Group Member under this agreement, (including each Joinder Certificate which may be executed under clause 21, and each Deed of Release referred to in clause 22); and

                  (b) do all such other acts and execute all such documents as may be necessary or convenient to exercise all the rights and perform all the obligations of the Group Member under this agreement.

             32.2 The Bank may rely upon a declaration by the Attorney that he or she has no notice of revocation of this power of attorney as conclusive evidence of that fact.

             32.3 Each Group Member undertakes to ratify and confirm any document executed by the Attorney and any action taken by the Attorney under this clause.

33.  Notices
             33.1 A notice, approval, consent or other communication in connection with a Document:

                  (a) may be given by an Authorised Officer of the relevant party; and

                  (b)  must be in writing; and

                  (c) must be left at the address of the addressee or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in item 7 of schedule 1 or if the addressee notifies another address or facsimile number then to that address or facsimile number.

             33.2 Unless a later time is specified in it a notice, approval, consent or other communication takes effect from the time it is received.

             33.3 A letter or facsimile is taken to be received:

                  (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

                  (b) in the case of a facsimile, on production of a transmis-sion report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause and the recipient does not notify an error in transmission, but if the facsimile is received on a day which is not a Business Day, or after 4.00pm on a Business Day, it shall be deemed to have been received on the next Business Day.

34.  Assignment
             34.1 The Bank may not, without the prior written consent of the
                  Australian Parent, assign or otherwise dispose of or deal with its rights under this agreement. The Australian Parent must not withhold that consent unless the proposed transaction would cause or result in a breach of applicable laws relating to the gaming licensing of the US Parent or the Australian Parent.

             34.2 No consent is required if the proposed assignment, disposal or other dealing is in favour of a wholly owned Subsidiary of the Bank.

             34.3 The Group shall not be liable to pay any cost (including, without limitation, under clause 10 or clause 30) arising out of any such assignment, disposal or other dealing which the Group would not have been liable to pay if the assignment, disposal or other dealing had not taken place.

35.  Miscellaneous

Certificate
             35.1 A certificate signed by the Bank or its solicitors about a matter (including, without limitation, the rate of interest payable by the Group) or about a sum payable to the Bank in connection with a Document is prima facie evidence of the matter or sum stated in the certificate, in the absence of manifest error.
Exercise of rights
             35.2 The Bank may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Bank does not prevent a further exercise of that or an exercise of any other right, power or remedy.
                  Failure by the Bank to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The Bank is not liable for any loss caused by the exercise, attempted exercise, failure to exercise or delay in exercising a right, power or remedy unless caused by the Bank's negligence.

Waiver and variation
             35.3 A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

Supervening legislation
             35.4 Any present or future legislation which operates to vary the obligations of the Group in connection with this agreement with the result that the Bank's rights, powers or remedies are adversely affected (including without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

Approvals and consent
             35.5 Unless this agreement expressly provides otherwise, the
                  Bank may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion.

Remedies cumulative
             35.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

Set-off
             35.7 At its sole discretion the Bank may at any time after the occurrence of an Event of Default apply any credit balance in any currency in any account of the Group with the Bank towards satisfaction of any amount then payable by the Group to the Bank under the Documents. The Group authorises the Bank in the name of the Group or the Bank to do anything (including, without limitation, to execute any document) that is required for that purpose.

Indemnities
             35.8 Each indemnity in this agreement is a continuing
                  obligation, separate and independent from the other obligations of the Group and survives termination of this agreement. It is not necessary for the Bank to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

Further assurances
             35.9 At the Bank's request the Group must, at its own expense:

                  (a) execute and cause its successors to execute documents and do everything else necessary or appropriate to bind the Company and its successors under the Documents; and

                  (b) use its best endeavours to cause relevant third parties to do likewise to bind every person intended to be bound under the Documents.
Confidentiality
             35.10All information provided to the Bank by the Group or the US
                  Parent under the Documents is confidential to the Bank, its employees, legal advisers, auditors and other consultants and may not be disclosed to any person except:

                  (a) with the consent of the Australian Parent (which consent is not to be unreasonably withheld); or

                  (b) if allowed or required by law or required by any stock exchange; or

                  (c) in connection with legal proceedings relating to the Documents; or

                  (d)  if the information is generally and publicly available;
                       or

                  (e) to a Subsidiary of the Bank, but only if the Subsidiary agrees to use the information only for the purpose for which it is disclosed and otherwise to be bound by the terms of this clause 35.10; or

                  (f) to a potential assignee, participant or sub-participant of the Bank's interests under a Document or to any other person who is considering entering into contractual relations with the Bank in connection with a Document, but only if the recipient agrees in writing to use the information only for the purpose for which it is disclosed and otherwise to be bound by the terms of this clause 35.10.

36.  Governing law, jurisdiction and service of process
             36.1 This agreement is governed by the law in force in New South
                  Wales.

             36.2 Each party irrevocably and unconditionally submits to the non-
                  exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

             36.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 33.

37.  Counterparts
                  This agreement may consist of a number of counterparts. The counterparts taken together constitute one and the same instrument.


EXECUTED as an agreement.

Execution page


SIGNED by                    )*
as attorney for IGT          )
(AUSTRALIA) PTY LIMITED      )
under power of attorney      )
dated                        )
                             )  in the presence of:
                             )
 ............................ )
 ............................ )  ...............................
Signature of witness         )  ...............................
                             )
 ............................    By executing this agreement the
 ............................    attorney states that the
 ............................    attorney has received no notice
 ...................             of revocation of the power of
Name of witness (block          attorney
letters)

 ............................
Address of witness

 ............................
Occupation of witness


SIGNED by                    )*
as attorney for IGT          )
(MANUFACTURING) PTY LIMITED  )  under power of attorney
dated                        )
in the presence of:          )
                             )
 ............................ )  ...............................
 ............................ )
 ...................          )  ...............................
Signature of witness         )  ...............................
                             )  ...............................
 ............................    By executing this agreement the
 ............................    attorney states that the
 ...................             attorney has received no notice
Name of witness (block          of revocation of the power of
letters)                        attorney

 .............................
Address of witness

 ............................
Occupation of witness

SIGNED by                    )*
as attorney for MEGABUCKS    )
(AUSTRALIA) PTY LIMITED      )
under power of attorney      )
dated                        )
in the presence of:          )
                             )
                             )
 ............................ )
Signature of witness         )  ...............................
                             )  ...............................
 ............................ )  .......................
 ............................    By executing this agreement the
 ............................    attorney states that the
 ...................             attorney has received no notice
Name of witness (block          of revocation of the power of
letters)                        attorney

 ............................
Address of witness

 ............................
 ............................
Occupation of witness


SIGNED by                    )*
as attorney for IGT (NEW     )
ZEALAND) LIMITED is under    )
power of attorney dated      )
                             )  in the presence of:
                             )
 ............................ )
Signature of witness         )  ...............................
                             )  ...............................
 ............................ )  .......................
 ............................    By executing this agreement the
 ............................    attorney states that the
 ...................             attorney has received no notice
Name of witness (block          of revocation of the power of
letters)                        attorney

 ............................
Address of witness

 ............................
Occupation of witness

SIGNED by                       )
                                )
as duly authorised officer for  )
NATIONAL AUSTRALIA BANK         )
LIMITED in the presence of:     )

 ..............................     .............. Signature of
witness

 ..............................
Name of witness (block
letters)